EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46008 and 333-66434) pertaining to the 1999 Stock Incentive Plan and the 1999 Stock Incentive Plan (as amended on June 11, 2001), Form S-3 (Nos. 333-110067, 333-102436, 333-76144), and Form SB-2 (No. 333-47240) and
related prospectuses of our report dated February 9, 2004, with respect to the consolidated financial statements and schedule of Findwhat.com included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                      /s/ Ernst & Young LLP

Tampa, Florida
March 1, 2004